Exhibit 10.3
Civeo Corporation
Performance Share Award Program
1.PURPOSE
This Performance Share Award Program (this “Program”) provides for the grant of Performance Share Awards (as defined below) to Employees under the 2014 Equity Participation Plan of Civeo Corporation, as amended and restated May 12, 2016, and as thereafter amended from time to time (the “Plan”). The purpose of this Program is to promote the interests of Civeo Corporation (the “Company”) and its stockholders by motivating key employees of the Company and its affiliates to produce outstanding results, encouraging superior performance, increasing productivity, and aiding in the ability to attract and retain such key employees through Performance Share Award opportunities.
2.DEFINITIONS.
Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan. As used in this Program, the following capitalized terms have the following meanings:
i.“Award Agreement” shall mean an agreement setting forth the terms and conditions of a Performance Share Award.
ii.“Cause” shall mean:
i.the Participant’s conviction of (or plea of nolo contendere to) a felony, dishonesty or a breach of trust;
ii.the Participant’s commission of any act of theft, fraud, embezzlement or misappropriation regardless of whether a criminal conviction is obtained;
iii.the Participant’s continued failure to devote substantially all of his business time to the Company’s business affairs (excluding failures due to illness, incapacity, vacations, incidental civic activities and incidental personal time) which failure is not remedied within a reasonable time after written demand is delivered by the Company, which demand identifies the manner in which the Company believes that the Participant has failed to devote substantially all of his business time to the Company’s business affairs; or
iv.the Participant’s unauthorized disclosure of confidential information of the Company.
1.“Disability” shall mean a physical or mental impairment that entitles the Participant to receive benefits under a long-term disability plan of the Company. Where the Company does not make available a long-term disability plan to

Participants, equivalent qualification determination for a long-term disability plan provided by an independent third party considered acceptable, in the sole discretion of the Committee, shall apply.
2.“Good Reason” shall mean:
i.a material reduction in the Participant’s authority, duties or responsibilities from those in effect immediately prior to the Change of Control or the assignment to the Participant duties or responsibilities materially inconsistent with those of the Participant in effect immediately prior to the Change of Control;
ii.a material reduction of the Participant’s compensation and benefits, including, without limitation, annual base salary, annual bonus, and equity incentive opportunities from those in effect immediately prior to the Change of Control;
iii.the Company requires Participant, without the Participant’s consent, to be based at any office located more than 50 miles from the Company’s offices to which the Participant was based immediately prior to the Change of Control, except for travel reasonably required in the performance of the Participant’s duties.
Notwithstanding the above, however, Good Reason shall not exist with respect to a matter unless all of the following conditions are satisfied: (i) the condition giving rise to the Participant’s termination of employment must have arisen without the Participant’s consent; and (ii) (1) the Participant must provide written notice to the Company of such condition within 30 days of the initial existence of the condition, (2) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by the Company and (3) the date of the Participant’s termination of employment must occur within 30 days after the expiration of the cure period set forth in (2) above.
3.“Payout Percentage” means the percentage of the target Performance Share Award earned as determined by the Committee after the end of the Performance Period that reflects the extent to which the Company achieved the Performance Measures during the Performance Period.
4.“Performance Measures” means the performance measures set forth in the Award Agreement, as determined by the Committee.
5.“Performance Period” means the period over which the Performance Measures are measured, as set forth in the Award Agreement, as determined by the Committee.

6.“Performance Share Award” means a Performance Award granted under this Program representing the right to receive a number of Common Shares, or the value of a number of Common Shares in cash, depending on the Payout Percentage achieved during the Performance Period.
7.“Retirement” means voluntary termination of employment following (i) the attainment of age 60 or; (ii) the attainment of age of 55 with 10 years of service with the Company.
3.PROGRAM GUIDELINES.
The administration of this Program and any potential financial remuneration to come as a result of its implementation is subject to the determination by the Committee that the performance goals for the applicable periods have been achieved. This Program is an additional compensation program designed to encourage Program participants (“Participants”) to exceed specified objective performance targets for the designated period. Payments under this Program will be made upon approval by the Committee after it reviews the performance results for the designated period.
4.PERFORMANCE TARGETS.
Performance Share Awards will be earned in amounts equal to between 0% to 200% of the Participant’s target Performance Share Award (or such other percentage determined by the Committee), based on the Payout Percentage associated with the Performance Measures over the Performance Period as set forth in the Award Agreement.
5.PARTICIPANTS.
Employees of the Company and its affiliates eligible to participate in this Program shall be designated by the Committee, in its discretion, as Participants.
6.GRANT AND PAYOUT OF PERFORMANCE SHARE AWARDS.
A Participant’s designated target Performance Share Award shall be determined under criteria established or approved by the Committee. In the discretion of the Committee, different target Performance Share Awards may be established for Participants. A Participant’s target Performance Share Award will be set forth in an Award Agreement and communicated to the Participant. The amount of Performance Share Award, if any, a Participant may receive will depend upon the Performance Measures achieved, as determined by the Committee. Payment of the Performance Share Award shall be made in the form designated in the Participant’s Award Agreement no later than the 15th day of the 3rd month following the end of the Performance Period, subject to earlier forfeiture or payment as provided in Section 7. For the avoidance of doubt, a Performance Share Award may be settled in cash or Common Shares as determined in the Committee’s sole discretion.

7.VESTING REQUIREMENTS.
a.Termination of Employment. A Participant’s termination of employment for any reason, including termination without Cause, prior to the payment of the Performance Share Award will result in the Participant’s forfeiture of any right, title or interest in any payment of the Performance Share Award under this Program without consideration or compensation, except as expressly set forth below:
8.If a Participant’s employment is terminated due to death or Disability, then the Participant or the Participant’s estate will be entitled to a payment following the end of the Performance Period as provided in Section 6 based on the Payout Percentage achieved for the Performance Period, but prorated based on the number of days employed during the Performance Period prior to termination of employment.
9.If a Participant’s employment is terminated due to Retirement, then the Participant will be entitled to a payment following the end of the Performance Period as provided in Section 6 based on the Payout Percentage achieved for the Performance Period, but prorated based on the number of days employed during the Performance Period prior to termination of employment.
10.The requirement that a Participant remain employed for the entire Performance Period may be waived by the Committee, in its sole discretion.
b.Change of Control. If a Change of Control occurs prior to the end of the Performance Period, then the Payout Percentage will be determined by the Committee as if the date of the Change of Control were the last day of the Performance Period. In determining the Payout Percentage, the Performance Measures will be assessed based on the level of performance through the date of Change of Control. Payout of Performance Share Awards will made following the completion of the Performance Period as provided in Section 6, subject to the Participant’s continued employment through the end of the Performance Period; provided, however, that if the Participant’s employment is terminated (i) by the Company without Cause or by the Participant for Good Reason or (ii) as a result of the Participants death or Disability, in either case following a Change of Control and prior to the payout of Performance Share Awards, then the Participant will be entitled to payout of the Performance Share Award (A) in the case of a termination within two years following a Change of Control that constitutes a “change in control event” within the meaning of Code Section 409A, within 15 days following termination of employment or (B) in all other cases, at the completion of the Performance Period as provided in Section 6, without regard to any obligation to remain employed.
8.AMENDMENT AND TERMINATION.
The Committee, at its sole discretion, reserves the right to amend this Program and to terminate this Program at any time; provided, however, that no such amendment or termination shall materially adversely affect the rights of any Participant who has received a Performance Share Award grant prior to the date of such amendment or termination without the consent of such Participant. For the avoidance of doubt, in no event will the Committee’s exercise of discretion as contemplated by the Plan or this Program be considered an amendment under this Section 8.
9.ADMINISTRATION OF PROGRAM.
a.Administration. The Committee may delegate the responsibility for the day-to-day administration and operation of this Program to the President & Chief Executive Officer (or his designee(s)) of the Company or any participating affiliate. The Committee (or the person(s) to which administrative authority has been delegated) shall have the authority to interpret and construe any and all provisions of this Program. Any determination made by the Committee (or the person(s) to which administrative authority has been delegated) shall be final and conclusive and binding on all persons.
b.Indemnification. Neither the Company, any participating affiliate, the Board, any member or any committee thereof, nor any employee of the Company or any participating affiliate shall be liable for any act, omission, interpretation, construction or determination made in connection with this Program in good faith; and the members of the Board, the Committee and/or the employees of the Company and any participating affiliate shall be entitled to indemnification and reimbursement by the Company to the maximum extent permitted by law in respect of any claim, loss, damage or expense (including counsel’s fees) arising from their acts, omissions and conduct in their official capacity with respect to this Program.
10.GENERAL PROVISIONS.
a.Non-Guarantee of Employment. Nothing contained in this Program shall be construed as a contract of employment between the Company and/or a participating affiliate and a Participant, and nothing in this Program shall confer upon any Participant any right to continued employment with the Company or a participating affiliate, or to interfere with the right of the Company or a participating affiliate to discharge a Participant, with or without cause.
b.Interests Not Transferable. No benefits under this Program shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or other legal process, or encumbrance of any kind, and any attempt to do so shall be void.
c.Facility of Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee or its designee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee or its designee may select, and each participating affiliate shall be relieved of any further liability for payment of such amounts.
d.Tax Withholding. The Company and/or any participating affiliate may deduct from any payments otherwise due under this Program to a Participant (or beneficiary) amounts required by law to be withheld for purposes of federal, state or local taxes.
e.Section 409A.

11.The Performance Share Awards granted pursuant to this Program are intended to comply with or be exempt from Code Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for the Performance Share Awards if such action would result in the imposition of taxes under Code Section 409A. Notwithstanding anything in this Program to the contrary, if any Program provision or Award Agreement results in the imposition of an additional tax under Code Section 409A, that Program provision or provision of the Award Agreement shall be reformed, to the extent permissible under Code Section 409A, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to the Performance Share Award.
12.Notwithstanding any provision of the Program to the contrary, if the Participant is identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), the Performance Share Awards payable or settled on account of a separation from service that are deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (i) the first business day following the expiration of six months from the Participant’s separation from service, (ii) the date of the Participant’s death, or (iii) such earlier date as complies with the requirements of Code Section 409A.
13.For all purposes of this Program, the Participant shall be considered to have terminated employment with the Company and its Affiliates when the Participant incurs a “separation from service” with the Company within the meaning of Treasury Regulation § 1.409A-1(h).
f.Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.
g.Controlling Law. To the extent not superseded by federal law, the law of the State of Texas shall be controlling in all matters relating to this Program and the Plan.
h.No Rights to Award. No person shall have any claim to be granted any award under this Program, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of awards need not be the same with respect to each recipient.
i.Severability. If any provision of this Program, the Plan or any award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or award, or would disqualify this Program, the Plan or any award under the law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Program, the Plan or the award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of this Program, the Plan and any such award shall remain in full force and effect.
j.No Trust or Fund Created. None of this Program, the Plan or any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any participating affiliate pursuant to an award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating affiliate.
k.Headings. Headings are given to the Sections of this Program solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Program or any provision thereof.